                                                                      EXHIBIT 12

                           COLORADO PRIME CORPORATION

                    CALCULATION OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                           THIRTY-NINE        PRO FORMA
                                                                           WEEKS ENDED
                                               FISCAL YEAR                    JUNE               THIRTY-NINE
                                 ----------------------------------------  -----------  FISCAL   WEEKS ENDED
                                  1992     1993     1994     1995   1996       1996      1996   JUNE 27, 1997
                                 ------   ------   ------   ------ ------  -----------  ------  -------------
                                                                           (UNAUDITED)
Income (loss) before income
  taxes........................     (14)  (9,191)   2,731   5,648     772     2,780     (5,775)     2,363
Fixed charges..................  12,576   10,646    7,613   8,923  10,143     7,588     16,560     12,499
                                 ------   ------   ------  ------  ------    ------     ------     ------
Earnings(1)....................  12,562    1,455   10,344  14,571  10,915    10,368     10,785     14,862
                                 ======   ======   ======  ======  ======    ======     ======     ======
Fixed charges:
  Interest.....................  11,706    9,745    6,783   8,017   9,130     6,842     15,547     11,735
  Rent.........................     870      901      830     906   1,013       746      1,013        764
                                 ------   ------   ------  ------  ------    ------     ------     ------
Fixed charges(2)...............  12,576   10,646    7,613   8,923  10,143     7,588     16,560     12,499
                                 ======   ======   ======  ======  ======    ======     ======     ======
Ratio of earnings to fixed
  charges(1)(2)................    1.0x        0     1.4x    1.6x    1.1x      1.4x          0       1.2x
                                 ======   ======   ======  ======  ======    ======     ======     ======